EXHIBIT 10.2

EMPLOYMENT TRANSITION AND CONSULTING AGREEMENT

This Employment Transition and Consulting Agreement (hereafter “Agreement”) is entered into between Mr. Scot A. Griffin (the “Executive”) and Tessera, Inc. (the “Company”), effective eight days after the Executive’s signature (the “Effective Date”), unless he revokes his acceptance as provided in Section 3(c) below.

WHEREAS, the Executive is Executive Vice President, Micro-Electronics Technologies of the Company;

WHEREAS, the Executive wishes to resign his employment effective as of April 3, 2009 (the “Termination Date”),

WHEREAS, the Company desires to retain the Executive to provide consulting services to the Company following the Termination Date and wishes to provide the Executive with certain compensation and benefits in return for Executive’s services; and

WHEREAS, the Company and the Executive now wish to document the termination of their employment relationship, the Executive’s future consulting relationship with the Company and to fully and finally to resolve all matters between them;

THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, the Executive and the Company hereby agree as follows:

1. Termination of Employment. The Executive’s employment with the Company, including his position as Executive Vice President, Micro-Electronics Technologies of the Company (and any other positions he may hold with the Company or any of its subsidiaries), will terminate on the Termination Date.

2. Consulting Period.

(a) Consulting Period. During the period commencing on the Termination Date and ending on July 3, 2009 (the “Consulting Period”), the Executive will continue to provide services to the Company. Notwithstanding the foregoing, the Executive may terminate the Consulting Period (and his obligation to provide consulting services), with or without cause, upon delivery of written notice to the Company. The Consulting Period may be extended upon mutual agreement of the Executive and the Chief Executive Officer of the Company. The date on which the Consulting Period ends for any reason is referred to herein as the “Consulting Period Termination Date.”

(b) Status as Consultant. During the Consulting Period, the Executive shall be an independent contractor of the Company and not an employee and shall report to the General Counsel of the Company.

(c) Scope of Services During Consulting Period. The Executive shall devote such percentage of his business time and effort to the performance of his services hereunder as may be mutually agreed upon by the General Counsel of the Company and the Executive. The Executive shall, upon the request or direction of the Chief Executive Officer or the General Counsel of the Company, provide such additional information, advice and assistance concerning matters that are within (i) the scope of the Executive’s knowledge and expertise, including intellectual property and competitive strategy and (ii) the scope of work agreed upon by the General Counsel of the Company and the Executive under this Agreement. The Executive’s advice shall be of an advisory nature and the Company shall not have any obligation to follow such advice. The Executive agrees to perform the consulting services and any other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) all applicable laws, and (iii) all Company policies and procedures provided to the Executive in connection with Executive’s performance under this Agreement.

(d) Availability. The Executive generally shall be available to provide services under this Agreement during normal business hours (“normal business hours” being 9:00 a.m. to 5:00 p.m. Pacific Time on any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in California are authorized or required by law or other governmental action to close). Executive shall make himself available to, and shall, perform his consulting services reasonably following the request by Company but at such particular times and places and using such methods as Executive determines. Executive shall fulfill his responsibilities under this Agreement by providing such services by telephone and e-mail, as Executive may reasonably determine The Company shall reasonably accommodate the Executive’s schedule when requesting the Executive’s assistance pursuant to this Section 2(d).

3. Compensation and Severance.

(a) Compensation on Termination Date. On the Termination Date, the Company shall pay the Executive all accrued wages through the Termination Date, including accrued, unused vacation and any other benefits owed to the Executive. The Executive shall submit all business expenses incurred by him no later than the Termination Date, in accordance with the Company’s travel and expense policies. The Company shall promptly reimburse the Executive for all reasonable and properly documented business expenses that are submitted by him in accordance with the Company’s policies and this Section 3(a). In addition, the Company will also, within thirty (30) days after the Termination Date, reimburse the Executive in an amount not to exceed $2,000 for the reasonable cost of legal services he incurs for himself to obtain legal advice concerning this Agreement, which expenses shall be submitted to the Company with supporting documentation no later than twenty-one (21) days after the Termination Date. Subject to the terms of this Agreement, the Executive acknowledges and agrees that with his final check, and the expense reimbursements described above, the Executive will have received all monies, bonuses, commissions, expense reimbursement, vacation pay, or other compensation he earned or was due during his employment by the Company.

(b) Compensation During Consulting Period.

(i) Consulting Fee. During the Consulting Period, Executive shall be entitled to receive an amount equal to the Executive’s base salary as in effect immediately prior to the Termination Date, payable in accordance with the Company’s standard payroll practices.

(ii) Health Benefits. During the Consulting Period, the Company shall pay the employer contribution for medical, dental, and vision coverage for the Executive and covered dependents (if COBRA coverage is elected). The Executive acknowledges that, following the Termination Date, the Executive shall not be eligible to participate in any plan or program which, as a condition of eligibility for such plan or program, requires the Executive to be an employee of the Company.

(iii) Business Expenses. During the Consulting Period, the Company shall reimburse the Executive for reasonable and pre-approved out-of-pocket business expenses incurred in connection with the performance of his services hereunder, subject to (A) such policies as the Company may from time to time establish, and (B) the Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

(iv) Stock Awards. During the Consulting Period, all of the Executive’s stock options and restricted stock awards (other than restricted stock awards the vesting of which is solely performance-based) shall continue to vest and be exercisable in accordance with the terms of the stock option agreements and the equity plans pursuant to which such stock options were issued. Following the Termination Date, the Executive shall not be entitled to any additional grants of stock options or restricted stock.

(c) Severance Benefits. Upon the termination of the Consulting Period for any reason, the Executive (or in the event of the Executive’s death, the Executive’s estate or designated beneficiary) shall be entitled to receive, in lieu of any severance benefits to which the Executive may otherwise be entitled under any severance plan or program of the Company, the benefits provided below:

(i) Unpaid Consulting Compensation. On the Consulting Period Termination Date, the Company shall pay the Executive all accrued but unpaid consulting fees payable pursuant to Section 3(b)(i) above, and any unpaid health benefits payable pursuant to Section 3(b)(ii) above. The Executive shall submit all business expenses incurred by him no later than the Consulting Period Termination Date, in accordance with the Company’s travel and expense policies. The Company shall promptly reimburse the Executive for all reasonable and properly documented business expenses that are submitted by him in accordance with the Company’s policies and this Section 3(c)(i).

(ii) Severance Payment. Within seven (7) business days of the Second Release Effective Date (as defined below), the Company shall pay to the Executive a severance payment of $247,500 (the “Severance Payment”), less all applicable taxes and other authorized withholding.

(iii) Health Benefits. The Company shall pay the employer contribution for medical, dental, and vision coverage for the Executive and covered dependents (if COBRA coverage is elected) for nine (9) calendar months after the Consulting Period Termination Date. The Executive will then be responsible for paying the full cost of continuation coverage under COBRA for the Executive and eligible dependents should the Executive elect to continue coverage after such period. This coverage will cease on the date the Executive becomes employed by another employer offering substantial similar medical benefit coverage, and the Executive will promptly notify the Company in writing of the occurrence of such an event.

(iv) Stock Awards.

(A) The vesting and exercisability of each of the Executive’s outstanding stock options shall be accelerated as to the number of shares subject to such stock options that would vest over the nine (9) month period following the Consulting Period Termination Date had the Executive remained continuously employed by the Company during such period, with such acceleration to be effective as of the Consulting Period Termination Date. Following the Consulting Period Termination Date, the Executive’s stock options shall be exercisable in accordance with the terms of the stock option agreements and the equity plans pursuant to which such stock options were issued.

(B) The vesting of each of the Executive’s outstanding restricted stock awards (other than restricted stock awards the vesting of which is solely performance-based) shall be accelerated as to the number of shares of restricted stock that would vest over the nine (9) month period following the Consulting Period Termination Date had the Executive remained continuously employed by the Company during such period, with such acceleration to be effective as of the Consulting Period Termination Date. Following the Consulting Period Termination Date, for so long as the Executive continues to serve as a consultant to the Company pursuant to the Consulting Agreement, the Executive’s unvested restricted stock awards (other than restricted stock awards the vesting of which is solely performance-based) shall continue to vest in accordance with the terms of the restricted stock agreements and the equity plans pursuant to which such restricted stock awards were issued.

(C) As of the Termination Date, all of the Executive’s restricted stock awards the vesting of which is solely performance-based shall cease to vest. All such unvested shares of restricted stock shall automatically, and without further action by either the Company or the Executive, be forfeited or repurchased by the Company pursuant to the terms of the restricted stock agreements and the equity plans pursuant to which such stock awards were issued. These unvested shares are currently held in escrow and will be automatically cancelled and transferred to the Company. The aggregate repurchase price, if any, for these shares will be paid to the Executive on the Termination Date.

(v) General Release of Claims by the Executive. The Executive’s right to receive any of the payments or other compensation to be made to the Executive pursuant to this Section 3(c) shall be contingent on Executive providing to the Company (and failing to revoke) a full and complete general release in the form attached hereto as Exhibit A (the “Second Release”) dated as of the Consulting Period Termination Date and the Executive’s failure to revoke such Second Release within the time period provided therein. The date on which the Second Release becomes effective shall be considered the “Second Release Effective Date”).

4. General Release of Claims by the Executive.

(a) In consideration of the benefits received under this Agreement, the Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, executives, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the Termination Date, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive ‘s employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code and similar state or local statutes, ordinances, and regulations. Notwithstanding the generality of the foregoing, the Executive does not release the following claims and rights:

(i) Claims for: (a) indemnity pursuant to California law (including but not limited to Cal. Labor Code Section 2802), (b) indemnity pursuant to written indemnification agreements which have been entered into between Executive and the Company and any of its affiliates, (c) coverage under any of the Company’s insurance policies for third party claims based on Executive’s employment with the Company, or (d) indemnity pursuant to the Company’s certificate of incorporation or its by-laws;

(ii) The right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination, or any claim that the waiver of claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) was not knowing or voluntary; provided, however, that the Employee does release his right to secure any damages for alleged discriminatory treatment;

(iii) Any claims arising from or related to the Company’s obligations under this Agreement; and

(iv) Any other claims that cannot be released by private agreement.

(b) THE EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

(i) He has a right to consult with an attorney before accepting this offer;

(ii) He has twenty-one (21) days from the date this offer is received to consider this offer;

(iii) He has seven days after accepting this offer to revoke his acceptance in writing, addressed and delivered no later than the expiration of the seventh day to H. Thomas Blanco, Senior Vice President and Chief Administration Officer and his acceptance will not be effective until that revocation period has expired;

(iv) He is, through this Agreement, releasing the Company and its officers, agents, directors, supervisors, executives, representatives, successors and assigns and all persons acting by, through, under, or in concert with any of them, from any and all claims she may have against the Company or such individuals; and

(v) He understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is signed are not waived.

5. Executive’s Representations and Warranties. The Executive represents and warrants that:

(a) He has carefully read and fully understands all of the provisions of this Agreement;

(b) During the course of his employment, he is not aware of any injuries for which he might be entitled to compensation pursuant to California’s Workers Compensation law;

(c) He has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will he do so in the future, except as may be required to enforce the terms of this Agreement, or as are otherwise consistent with the proviso concerning non-waivable claims set forth in Section 4(a) of this Agreement. With respect to any such non-waivable claims, however, Executive agrees to waive his right (if any) to any monetary or other recovery should any governmental agency or other third party pursue any claims on Executive’s behalf, either individually, or as part of any collective action; and

(d) As a matter of fact, that Executive’s age played no part in any of the Company’s decisions or actions affecting Executive. Executive expressly acknowledges that he has had the opportunity of a full twenty-one (21) days within which to consider this Agreement before signing it, and that if he has not availed himself of that full time period, that he expressly waives this time period and will not assert the invalidity of this Agreement or any portion thereof on this basis.

6. Non-disparagement. The Executive agrees that he shall not disparage or otherwise communicate negative statements or opinions about the Company, its board members, officers, executives or business. The Company agrees that neither its directors nor its officers shall disparage or otherwise communicate negative statements or opinions about the Executive. Nothing in this provision shall be construed to prevent any party from giving truthful testimony pursuant to a valid subpoena or other judicial process

7. Cooperation. Executive agrees, subject to the Company and Executive agreeing to reasonable compensation and expense reimbursement terms mutually satisfactory to Executive and the Company, to cooperate fully with the Company (including its Board of Directors and any special committees of the Board of Directors) and its counsel or accountants in any financial audits or internal investigation involving securities, financial or accounting matters, and in its defense of, or other participation in, any administrative, judicial, or other proceeding, including arbitration, arising from any charge, complaint or other action which has been or may be filed relating to the period during which Executive was employed by the Company.

8. Confidential Information; Return of Company Property.

(a) The Executive hereby expressly confirms his continuing obligations to the Company pursuant to the Employment, Confidential, Information and Invention Assignment and Arbitration Agreement executed by the Executive on November 20, 2002 (the “Confidentiality Agreement”).

(b) The Executive confirms that he delivered to the Company on the Termination Date all originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of the Executive or his agents or representatives, other than such items as are necessary for the provision of his services hereunder during the Consulting Period.

(c) The Executive confirms that he returned to the Company on the Termination Date all equipment of the Company in his possession or control, other than such items as are necessary for the provision of his services hereunder during the Consulting Period; provided, however, that it is expressly agreed that Executive shall be entitled to retain possession of his cellular phone and laptop computer (and related accessories) following the termination of the Consulting Period so long as all Company property and information is removed from such items.

9. Confidentiality. The Executive and the Company agree to use their best efforts to maintain in confidence the contents and terms of this Agreement (collectively referred to as the “Settlement Information”), subject to the Company’s legally required reporting requirements under applicable securities laws. The Executive and the Company shall take every reasonable precaution to prevent disclosure of Settlement Information to third parties, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Executive agrees to take every reasonable precaution to disclose Settlement Information only to those attorneys, accountants, governmental authorities, and family members who have a reasonable need to know such Settlement Information.

10. Taxes. To the extent any taxes may be payable by the Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, the Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. During the Consulting Period, Executive shall be solely responsible for taxes required to be paid with respect to his performance of services and the receipt of consideration under this Agreement, including, without limitation, United States federal, state and local income taxes, payroll taxes, social security, unemployment or disability insurance, or similar items. Executive acknowledges that the payments and benefits provided in this Agreement may have tax ramifications to him. The Company has provided no tax or other advice to Executive on such matters and Executive is free to consult with an accountant, legal counsel, or other tax advisor regarding the tax consequences he may face.

11. Choice of Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles. In all cases, this Agreement shall be interpreted in accordance with its plain meaning, and not strictly for or against either party.

12. Notices. All notices, demands or other communications regarding this Agreement shall be in writing and shall be sufficiently given if either personally delivered or sent by facsimile or overnight courier, addressed as follows:

(a) If to the Company:	Tessera, Inc
3025 Orchard Parkway
San Jose, CA 95134
Phone: 408-321-6705
Fax: 408-321-2900
Attn: H. Thomas Blanco,
Senior Vice President and Chief Administration
Officer

(b) If to the Executive:	Scot A. Griffin

13. Severability. Except as otherwise specified below, should any portion of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the parties intend that such provision be limited or modified so as to make it enforceable, and if such provision cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This paragraph shall not operate, however, to sever the Executive’s obligation to provide the binding release to all entities intended to be released hereunder.

14. Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

15. Integration Clause. This Agreement, together with all documents referenced herein, contains the entire agreement of the parties with regard to the separation of the Executive’s employment, and supersedes and replaces any prior agreements as to that matter. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by the Executive and an executive officer of the Company.

16. Execution in Counterparts. This Agreement may be executed in counterparts with the same force and effectiveness as though executed in a single document.

17. Section 409A of the Code. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

18. Indemnification. Notwithstanding Executive’s termination as an employee and officer of the Company or any provision of this Agreement, the Executive and the Company acknowledge and agree that this Agreement shall not eliminate, limit or modify any contractual, common law or statutory duty or obligation by the Company to indemnify Executive from third party claims arising out of his employment; nor shall it eliminate, limit or modify, any rights he may have independent of this Agreement under any of the Company’s insurance policies based on his employment with the Company.

19. Benefit. All obligations under this Agreement shall be binding upon the heirs, executors, administrators, or other legal representatives or assigns of the parties. The Company shall take all reasonable steps to ensure that any successor entity or acquirer of the Company is bound by and agrees to abide by and comply with the obligations of the Company set forth in this Agreement.

20. RIGHT TO ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE UNDERSTANDS THIS RIGHT AND HAS EITHER CONSULTED WITH A LAWYER OR DETERMINED NOT TO DO SO.

The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

Executive		TESSERA, INC.

/s/ Scot A. Griffin		By:	/s/ H. Thomas Blanco
Scot A. Griffin			H. Thomas Blanco

		Its:	Senior Vice President and Chief Administration Officer

Date	April 2, 2009	Date	April 2, 2009

EXHIBIT A

SECOND RELEASE

This General Release of Claims (“Release”) is entered into as of this              day of                     , 2009, between Scot A. Griffin (“Executive”), and Tessera, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Employment Transition and Consulting Agreement dated as of April 3, 2009 (the “Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits under Section 3(c) of the Agreement, subject to Executive’s execution of this Release; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. In consideration of the benefits received under this agreement, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, executives, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to Consulting Period Termination Date (as defined in the Agreement), arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive ‘s employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code and similar state or local statutes, ordinances, and regulations. Notwithstanding the generality of the foregoing, the Executive does not release the following claims and rights:

(a) Claims for: (i) indemnity pursuant to California law (including but not limited to Cal. Labor Code Section 2802), (ii) indemnity pursuant to written indemnification agreements which have been entered into between Executive and the Company and any of its affiliates, (iii) coverage under any of the Company’s insurance policies for third party claims based on Executive’s employment with the Company, or (iv) the or the Company’s certificate of incorporation or its by-laws;

(b) The right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination, or any claim that the waiver of claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) was not knowing or voluntary; provided, however, that the Employee does release his right to secure any damages for alleged discriminatory treatment;

(c) Any claims arising from or related to the Company’s obligations under the Agreement; and

(d) Any other claims that cannot be released by private agreement.

2. THE EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

3. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

(a) He has a right to consult with an attorney before accepting this offer;

(b) He has twenty-one (21) days from the date this offer is received to consider this offer;

(c) He has seven days after accepting this offer to revoke his acceptance in writing, addressed and delivered no later than the expiration of the seventh day to H. Thomas Blanco, Senior Vice President and Chief Administration Officer and his acceptance will not be effective until that revocation period has expired;

(d) He is, through this Agreement, releasing the Company and its officers, agents, directors, supervisors, executives, representatives, successors and assigns and all persons acting by, through, under, or in concert with any of them, from any and all claims she may have against the Company or such individuals; and

(e) He understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) that may arise after the date this Agreement is signed are not waived.

4. Executive hereby reaffirms the representations and warranties contained in Section 5 of the Agreement as of the date hereof.

5. Choice of Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles. In all cases, this Agreement shall be interpreted in accordance with its plain meaning, and not strictly for or against either party.

6. Entire Agreement; Amendment. This Release and the Agreement contain the entire agreement of the parties with regard to the subject matter hereof and thereof, and supersede and replace any prior agreements as to that matter. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by the Executive and an executive officer of the Company.

7. Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.

(Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

Executive

Scot A. Griffin

Date

TESSERA, INC.

By:
H. Thomas Blanco

Its:	Senior Vice President and Chief
Administration Officer

Date: